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                                    EXHIBIT 1

                             Joint Filing Agreement

     The undersigned hereby agree that the Statement on Schedule 13D with respect to the common stock of coolsavings.com inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.


Dated: August 9, 2001                   LANDMARK COMMUNICATIONS, INC.

                                        By: /s/ Guy R. Friddell, III
                                            ------------------------------
                                        Name:  Guy R. Friddell, III
                                        Title: Executive Vice President and
                                               General Counsel


Dated: August 9, 2001                   LANDMARK VENTURES VII, LLC

                                        By: /s/ Richard A. Fraim
                                            ------------------------------
                                        Name:  Richard A. Fraim
                                        Title: Vice President, Treasurer